                           POST APARTMENT HOMES, L.P.
                         (a Georgia limited partnership)

                 $185,000,000 7.7% Notes Due 2010 (the "Notes")

                                 TERMS AGREEMENT


                                                        Dated: December 15, 2000
To:      Post Apartment Homes, L.P.
         4401 Northside Parkway, Suite 800
         Atlanta, Georgia 30327


Ladies and Gentlemen:

         We understand that Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership"), proposes to issue and sell $185,000,000 aggregate principal amount of its Notes. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of the Notes opposite their names set forth below.

                                                     Principal Amount
                  Underwriter                          of the Notes
                  -----------                        ----------------

Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated                         $138,750,000
First Union Securities, Inc.                             23,125,000
Wachovia Securities, Inc.                                23,125,000
                                                       ------------
                  Total                                $185,000,000
                                                       ============

         The Notes shall have the terms included in the Prospectus Supplement dated December 15, 2000 and the Prospectus dated December 1, 2000 of the Operating Partnership and the following terms:


Title:                              7.7% Notes due 2010

Principal Amount
to be Issued:                       $185,000,000

Current Ratings:                    Baa1 by Moody's Investors Services, Inc.
                                    BBB+ by Standard & Poor's Ratings Services

Interest rate:                      7.7%

Stated maturity date:               December 20, 2010

Settlement Date and
Place: December 20, 2000, at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004

Interest payment dates:             June 20 and December 20 of each year,
                                    commencing June 20, 2001

Form: Book-entry global security registered in the name of a nominee of The Depository Trust Company

Regular record dates:               June 5 and December 5 of each year,
                                    commending June 5, 2001

Public Offering Price:              100% of the principal amount, plus accrued
                                    interest, if any, from December 20, 2000

Purchase Price:                     99.350% of the principal amount, plus
                                    accrued interest, if any, from December 20,
                                    2000

         All of the provisions contained in the document attached as Annex I entitled "POST APARTMENT HOMES, L.P. -- Debt Securities -- Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                  Please accept this offer no later than 3:00 o'clock P.M. (New York City time) on December 15, 2000 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,



                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED
                                   FIRST UNION SECURITIES, INC.
                                   WACHOVIA SECURITIES, INC.

                                   BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED



                                   By: /s/ Tjarda Clagett
                                      -----------------------------
                                          Authorized Signatory



Accepted:

POST APARTMENT HOMES, L.P.

By:      POST GP HOLDINGS, INC., its
         general partner



         By: /s/ John T. Glover
            -----------------------------
            Name: John T. Glover
            Title: Vice Chairman